Exhibit 99.1

Merrimack Reports Third Quarter 2015 Financial Results

CAMBRIDGE, Mass., Nov. 9, 2015 (PR Newswire) – Merrimack Pharmaceuticals, Inc. (Nasdaq: MACK), a biopharmaceutical company that applies systems biology to develop cancer treatments and diagnostics, today announced its third quarter 2015 financial results. Merrimack will host a live conference call and webcast today, Monday, November 9 at 4:30 p.m., Eastern time, to provide an update on Merrimack’s progress as well as a summary of these results.

Investors and the general public are invited to listen to the call by dialing (877) 564-1301 (domestic) or (224) 357-2394 (international) five minutes prior to the start of the call and providing the passcode 69525411. A listen-only webcast of the call can be accessed in the Investors section of Merrimack’s website, investors.merrimack.com, and a replay of the call will be archived there for six weeks following the call.

Key Recent Events

•	Approval of ONIVYDE™ (irinotecan liposome injection) by the U.S. Food and Drug Administration on October 22, 2015;

•	Commercial launch of ONIVYDE in the United States on October 26, 2015;

•	Enrollment of first patient in a Phase 2 clinical study of ONIVYDE in previously untreated front-line metastatic pancreatic cancer; and

•	Achievement of $66.5 million in net milestone payments from collaborations in 2015, consistent with Merrimack’s previous financial guidance.

Upcoming Milestones

Merrimack anticipates the following clinical milestones:

•	Initiation of a Phase 3 clinical study of ONIVYDE in front-line HER2-negative gastric cancer in 2016;

•	Results from the Phase 2 clinical study of MM-121 in patients with heregulin-positive, locally advanced or metastatic non-small cell lung cancer in the second half of 2016;

•	Results from the Phase 2 clinical study of ONIVYDE in previously untreated front-line metastatic pancreatic cancer in the first half of 2017;

•	Results from HERMIONE, the Phase 2 clinical study of MM-302 in patients with HER2-positive metastatic breast cancer designed to support a potential Accelerated Approval application to the FDA, in 2017; and

•	Results from the Phase 2 clinical study of MM-141 in patients with front-line metastatic pancreatic cancer who have high serum levels of free IGF-1 in 2017.

Third Quarter 2015 Financial Results

Revenue for the third quarter of 2015 was $16.4 million compared with revenue of $28.0 million for the third quarter of 2014, a decrease of $11.6 million or 41%. This decrease was primarily due to the termination of Merrimack’s collaboration with Sanofi effective December 17, 2014 and was offset by increased revenue recognized related to Merrimack’s collaboration with Baxalta during the third quarter of 2015.

Research and development expenses for the third quarter of 2015 decreased $5.9 million over the corresponding quarter of the preceding year. This decrease was primarily due to $12.0 million of non-recurring ONIVYDE collaboration milestones that were expensed in the third quarter of 2014. This decrease was offset by increased spending on Merrimack’s remaining pipeline.

General and administrative expenses for the third quarter of 2015 increased $8.9 million over the corresponding quarter of the preceding year. This increase was primarily attributable to increased infrastructure and personnel expenses as Merrimack prepared for the commercialization of ONIVYDE.

Merrimack’s net loss for the third quarter of 2015 was $42.4 million, or basic and diluted net loss per share available to common stockholders of $0.38, as compared to a net loss for the third quarter of 2014 of $28.0 million, or basic and diluted net loss per share available to common stockholders of $0.27.

Financial Outlook

Merrimack expects to be able to fund operations into the second quarter of 2016 based on the following:

•	unrestricted cash and cash equivalents and available-for-sale securities of $62.4 million as of September 30, 2015;

•	$47.5 million of milestones from Baxalta anticipated in the fourth quarter of 2015 related to the first patient dosed in the Phase 2 clinical study of ONIVYDE in previously untreated front-line metastatic pancreatic cancer; and

•	anticipated cost sharing reimbursements from Baxalta.

Additional funding for operations would also come from:

•	anticipated receipt of $46.5 million of net milestones related to ONIVYDE in 2016 from Baxalta, after offsetting payments to PharmaEngine;

•	sales of ONIVYDE; and

•	up to $15.0 million in additional debt that is currently available at Merrimack’s option under its loan agreement with Hercules Technology Growth Capital.

Upcoming Investor Conferences

Merrimack will attend the following investor conferences this fall:

•	Credit Suisse 24th Annual Healthcare Conference on November 11 in Scottsdale, AZ;

•	Jefferies Autumn 2015 Global Healthcare Conference on November 18 in London;

•	Oppenheimer 26th Annual Healthcare Conference on December 8 in New York; and

•	Guggenheim 3rd Annual Boston Healthcare Conference on December 15 in Boston.

Live webcasts of the presentations at the Credit Suisse 24th Annual Healthcare Conference, Jefferies Autumn 2015 Global Healthcare Conference and Oppenheimer 26th Annual Healthcare Conference can be accessed by visiting the Investors section of Merrimack’s website at investors.merrimack.com. A replay of the webcasts will be archived there for two weeks following each presentation.

About Merrimack

Merrimack is a fully integrated biopharmaceutical company that views cancer as a complex engineering challenge. Through systems biology, which brings together the fields of biology, computing and engineering, Merrimack aims to decrease uncertainty in drug development and clinical validation, and move discovery efforts beyond trial and error. Such an approach has the potential to make individualized treatment of patients a reality. Merrimack’s first commercial product, ONIVYDE™ (irinotecan liposome injection), was approved by the U.S. FDA on October 22, 2015. With four additional candidates in clinical studies, several in preclinical development and multiple biomarkers designed to support patient selection, Merrimack is building one of the most robust oncology pipelines in the industry. For more information, please visit Merrimack’s website at www.merrimack.com or connect on Twitter at @MerrimackPharma.

Cautionary Note on Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include any statements about Merrimack’s strategy, future operations, future financial position, future revenues and future expectations and plans and prospects for Merrimack, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. In this press release, Merrimack’s forward-looking statements include, among others, statements about the timing of initiation of new clinical trials, the timing of availability of clinical trial data, expectations regarding the sufficiency of Merrimack’s financial resources to fund operations, potential additional cash inflows and Merrimack’s presentations at upcoming investor conferences. Such forward-looking statements involve substantial risks and uncertainties that could cause Merrimack’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the initiation of future clinical trials, availability of data from ongoing clinical trials, expectations for regulatory approvals, development progress of Merrimack’s companion diagnostics, availability of funding sufficient for Merrimack’s foreseeable and unforeseeable operating expenses and capital expenditure requirements, and other matters that could affect the availability or commercial potential of Merrimack’s products, product candidates or companion diagnostics. Merrimack undertakes no obligation to update or revise any forward-looking statements. Forward-looking statements should not be relied upon as representing Merrimack’s views as of any date subsequent to the date hereof. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Merrimack’s business in general, see the “Risk Factors” section of Merrimack’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on August 10, 2015 and other reports Merrimack files with the SEC.

Merrimack Pharmaceuticals, Inc.

Condensed Consolidated Statement of Comprehensive Loss (unaudited)

	Three Months Ended September 30,
(in thousands, except per share amounts)	2015	2014

Collaboration revenues	$16,440	$28,002

Operating expenses:
Research and development	37,763	43,632
General and administrative	16,956	8,095

Total operating expenses	54,719	51,727

Loss from operations	(38,279)	(23,725)

Other income and expense, net	(4,107)	(4,313)

Net loss	(42,386)	(28,038)

Less: net income (loss) attributable to non-controlling interest	208	(137)

Net loss attributable to Merrimack	$(42,594)	$(27,901)

Other comprehensive gain (loss)	6	(40)

Comprehensive loss	$(42,588)	$(27,941)

Net loss per share available to stockholders - basic and diluted	$(0.38)	$($0.27)

Weighted-average common shares used in computing net loss per share available to common stockholders - basic and diluted	112,417	104,871

Merrimack Pharmaceuticals, Inc.

Select balance sheet data (unaudited)

(in thousands)	As of September 30, 2015	As of December 31, 2014

Cash, cash equivalents and available-for-sale securities	$62,350	$124,028
Working capital	(24,341)	20,954
Total assets	102,684	158,656
Total liabilities	243,349	260,727
Total stockholders’ deficit	(141,146)	(102,140)

Merrimack Pharmaceuticals, Inc.

Select cash flow data (unaudited)

	Three Months Ended September 30,
(in thousands)	2015	2014

Net cash (used in) provided by operating activities	$(42,391)	$61,097
Net cash provided by (used in) investing activities	23,914	(40,565)
Net cash provided by financing activities	41,163	2,040

Net increase in cash	22,686	22,572

CONTACT:

Investor Contact:

Geoffrey M. Grande, CFA

Merrimack

617-441-7602

ggrande@merrimack.com

Media Contact:

Dana Robie

Merrimack

617-441-7408

drobie@merrimack.com